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                                                                       EXHIBIT 5


                                    [LETTERHEAD OF
                                  NORMAN L. ROBERTS]





                                       June 24, 1996

Board of Directors
Western Atlas Inc.
360 North Crescent Drive
Beverly Hills, CA 90210

                          Registration Statement on Form S-8
                 Western Atlas Inc. 1996 Employee Stock Purchase Plan
                 ----------------------------------------------------


Dear Sirs and Madam:

       As Senior Vice President and General Counsel of Western Atlas Inc., a Delaware corporation (the "Company"), I have examined the Restated Certificate of Incorporation, as amended, and By-laws of the Company, its minute books and other corporate records, certain proceedings taken by the Company's Board of Directors to authorize the adoption of the Western Atlas Inc. 1996 Employee Stock Purchase Plan (the "Plan") and the issuance and sale of shares of the Company's $1 par value Common Stock ("Common Stock") pursuant to the Plan, and such laws, rules, regulations, and other matters as I have deemed necessary or appropriate in connection with the following opinion.

       Based on such examination and authorization, I am of the opinion that the Company has been duly organized and is a validly existing corporation under the laws of the State of Delaware.

       I am further of the opinion that the Plan was duly adopted by the Board of Directors of the Company on June 19, 1996. It is my opinion that the issuance and sale of up to 2,500,000 additional shares of Common Stock (such number subject to adjustment as provided in the Plan), in accordance with the provisions of the Plan, has been duly authorized by all necessary corporate proceedings; and, when issued in accordance with the terms of the Plan, the aforesaid shares of Common Stock will be duly and validly issued, fully paid, and nonassessable.

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       I am familiar with the Registration Statement being filed on Form S-8 pursuant to the Securities Act of 1933, as amended, relating to a maximum of 2,500,000 shares of Common Stock (subject to adjustment in accordance with the terms of the Plan) which may be issuable under the Plan (such number of shares representing management's estimate of the maximum number of shares which are or will become available for issuance under the terms of the Plan from the date of filing of such Registration Statement through December 31, 2006), and hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name, and the statements made with respect to me, in Item 5 of the Registration Statement under the caption "Interests of Named Experts and Counsel."


                                       Very truly yours,

                                     /s/ NORMAN L. ROBERTS
                                   --------------------------
                                        Norman L. Roberts


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